EXHIBIT 99.1

For More Information:

Investor contact: Aaron Pearce 414-438-6895

Media contact: Carole Herbstreit 414-438-6882

For Immediate Release

Brady Corporation Reports Fiscal 2012 Fourth Quarter Results and Announces Share Buyback Program

MILWAUKEE (September 7, 2012)—Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for the fiscal 2012 fourth quarter ended July 31, 2012. The Company also announced that its Board of Directors authorized a share buyback program for up to two million shares of the company’s Class A Common Stock.

Quarter Ended July 31, 2012 Financial Results:

Sales for the fiscal 2012 fourth quarter ended July 31, 2012 were down 6.0 percent to $322.5 million compared to $343.1 million in the fourth quarter of fiscal 2011. Organic sales were down 2.6 percent, the impact of foreign currency translation decreased sales by 5.0 percent, and acquisitions added 1.6 percent. By segment, organic sales increased 3.0 percent in the Americas and 0.6 percent in EMEA, and decreased 14.6 percent in the Asia-Pacific region.

Net income in the fiscal 2012 fourth quarter was down 60.6 percent to $11.7 million compared to $29.6 million in the same quarter last year. Excluding $7.1 million of after-tax restructuring charges in the fourth quarter of fiscal 2012 and $1.6 million of after-tax restructuring charges in the same quarter last year, and a $5.6 million non-routine, non-cash tax charge in the fourth quarter of fiscal 2012, net income was down 21.7 percent to $24.4 million compared to $31.1 million in the same quarter last year.

Earnings per diluted Class A Common Share were down 60.0 percent to $0.22 in the fourth quarter of fiscal 2012 compared to $0.55 in the same quarter last year. Excluding the impacts from the after-tax restructuring charges and the non-routine tax charge, earnings per diluted Class A Common Share were down 19.0 percent to $0.47 in the fourth quarter of fiscal 2012, compared to $0.58 per share in the same quarter of fiscal 2011.

Year Ended July 31, 2012 Financial Results:

Sales for the year ended July 31, 2012 were down 1.1 percent to $1.32 billion compared to $1.34 billion for the year ended July 31, 2011. Organic sales were down 0.4 percent; acquisitions, net of divestitures increased sales by 0.3 percent; and the impact of foreign currency translation decreased sales by 1.0 percent. By segment, organic sales increased 3.4 percent in the Americas, and decreased 1.3 percent in EMEA and 5.3 percent in the Asia-Pacific region.

Net loss for the year ended July 31, 2012 was $17.9 million compared to net income of $108.7 million for the year ended July 31, 2011. Excluding the impact of the $115.7 million non-cash goodwill impairment charge incurred in fiscal 2012, after-tax restructuring charges of $9.6 million in fiscal 2012 and $6.5 million in fiscal 2011, and the $5.6 million non-routine tax charge in fiscal 2012, net income was down 1.9 percent to $113.0 million compared to $115.2 million in fiscal 2011.

The Company’s loss per diluted Class A Common Share was $0.35 for the year ended July 31, 2012 compared to earnings per diluted Class A Common Share of $2.04 for the year ended July 31, 2011. Excluding the impacts from the non-cash goodwill impairment charge, the after-tax restructuring charges, and the non-routine tax charge, earnings per diluted Class A Common Share were $2.14 for the year ended July 31, 2012 compared to $2.16 in fiscal 2011. In fiscal 2012, net cash provided by operating activities was $144.7 million.

Share Buyback Program:

On September 6, 2012, Brady’s Board of Directors authorized a share buyback program for up to two million shares of the Company’s common stock. The share buyback plan may be implemented from time to time on the open market or in privately negotiated transactions.

Commentary and Guidance:

“In the fourth quarter of fiscal 2012 we were pleased with our organic sales growth in the Americas and EMEA regions, despite a continued challenging economy. Our performance in Asia-Pacific was weaker than expected due to increased market competitiveness, particularly in the mobile handset industry. Throughout fiscal 2012, our focus has been on shifting resources to our highest growth opportunities. As a result, we have recently sold our medical die-cut business in the U.S. and our paper-label business, Etimark in Germany. We also continued to invest in developing and launching a number of proprietary new products and we made three acquisitions in EMEA that increased our market share and expanded our geographic presence,” said Brady’s President and Chief Executive Officer, Frank M. Jaehnert. “Looking forward, we expect continued moderate organic growth in the Americas, a challenging economic environment in Europe, and improving results in Asia-Pacific due to our restructuring activities and some recent customer wins there.”

“As we look to fiscal 2013, we see limited likelihood that the macro-economy will provide a tailwind,” said Brady’s Chief Financial Officer, Thomas J. Felmer. “As such, we anticipate low single-digit organic growth in fiscal 2013, with all of the growth driven by our initiatives. For fiscal 2013, we expect earnings per diluted Class A Common Share of between $2.20 and $2.40, exclusive of after-tax restructuring charges. This guidance is based on current exchange rates, a share count consistent with that as of July 31, 2012, a full-year income tax rate in the mid-to-upper 20 percent range, capital expenditures of approximately $35 million and depreciation and amortization of approximately $45 million.”

A webcast regarding Brady’s fiscal 2012 fourth quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2012 employed approximately 6,900 people at operations in the Americas, EMEA and Asia-Pacific. Brady’s fiscal 2012 sales were approximately $1.32 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2011. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands, Except Per Share Amounts)

	(Unaudited)
	Three Months Ended July 31,			Twelve Months Ended July 31,
	2012	2011	Percentage Change	2012	2011	Percentage Change
Net sales	$322,548	$343,104	-6.0%	$1,324,269	$1,339,597	-1.1%
Cost of products sold	167,425	178,068	-6.0%	687,963	683,401	0.7%

Gross margin	155,123	165,036	-6.0%	636,306	656,196	-3.0%

Operating expenses:
Research and development	9,719	10,775	-9.8%	38,440	43,001	-10.6%
Selling, general and administrative	109,821	109,421	0.4%	430,310	441,815	-2.6%
Restructuring charges	8,670	2,202	293.7%	12,110	9,188	31.8%
Impairment charge	—	—	N/A	115,688	—	N/A

Total operating expenses	128,210	122,398	4.7%	596,548	494,004	20.8%

Operating income	26,913	42,638	-36.9%	39,758	162,192	-75.5%

Other income and (expense):
Investment and other income	362	1,098	-67.0%	2,082	3,990	-47.8%
Interest expense	(4,375)	(5,484)	-20.2%	(19,090)	(22,124)	-13.7%

Income before income taxes	22,900	38,252	-40.1%	22,750	144,058	-84.2%

Income taxes	11,241	8,669	29.7%	40,661	35,406	14.8%

Net income (loss)	$11,659	$29,583	-60.6%	$(17,911)	$108,652	-116.5%

Per Class A Nonvoting Common Share:
Basic net income (loss)	$0.22	$0.56	-60.7%	$(0.35)	$2.06	-117.0%
Diluted net income (loss)	$0.22	$0.55	-60.0%	$(0.35)	$2.04	-117.2%
Dividends	$0.185	$0.18	2.8%	$0.74	$0.72	2.8%

Per Class B Voting Common Share:
Basic net income (loss)	$0.22	$0.56	-60.7%	$(0.36)	$2.04	-117.6%
Diluted net income (loss)	$0.22	$0.55	-60.0%	$(0.36)	$2.03	-117.7%
Dividends	$0.185	$0.18	2.8%	$0.723	$0.70	2.8%

Weighted average common shares outstanding (in thousands):
Basic	52,196	52,815		52,453	52,639
Diluted	52,448	53,333		52,453	53,133

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	(Unaudited)
	July 31, 2012	July 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$305,900	$389,971
Accounts receivable—net	199,006	228,483
Inventories:
Finished products	64,740	62,152
Work-in-process	15,377	14,550
Raw materials and supplies	25,407	27,484

Total inventories	105,524	104,186
Prepaid expenses and other current assets	40,424	35,647

Total current assets	650,854	758,287

Other assets:
Goodwill	676,791	800,343
Other intangible assets	84,119	89,961
Deferred income taxes	45,356	53,755
Other	20,584	19,244

Property, plant and equipment:
Cost:
Land	8,651	6,406
Buildings and improvements	101,962	104,644
Machinery and equipment	292,130	305,557
Construction in progress	10,417	11,226

	413,160	427,833
Less accumulated depreciation	283,145	287,918

Property, plant and equipment—net	130,015	139,915

Total	$1,607,719	$1,861,505

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$86,646	$98,847
Wages and amounts withheld from employees	54,629	69,798
Taxes, other than income taxes	9,307	7,612
Accrued income taxes	14,357	9,954
Other current liabilities	40,815	54,406
Current maturities on long-term debt	61,264	61,264

Total current liabilities	267,018	301,881

Long-term obligations, less current maturities	254,944	331,914

Other liabilities	76,404	71,518

Total liabilities	598,366	705,313
Stockholders’ investment:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 47,630,926 and 49,284,252 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	313,008	307,527
Income retained in the business	732,290	789,100
Treasury stock—3,320,561 and 1,667,235 shares, respectively of Class A nonvoting common stock, at cost	(92,600)	(50,017)
Accumulated other comprehensive income	59,411	113,898
Other	(3,304)	(4,864)

Total stockholders’ investment	1,009,353	1,156,192

Total	$1,607,719	$1,861,505

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(Unaudited) Twelve Months Ended July 31,
	2012	2011
Operating activities:
Net (loss) income	$(17,911)	$108,652
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,987	48,827
Non-cash portion of restructuring charges	458	2,155
Non-cash portion of stock-based compensation expense	9,735	9,830
Impairment charge	115,688	—
Loss (gain) on divestiture of business	204	(4,394)
Deferred income taxes	(9,679)	(8,161)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	18,089	7,680
Inventories	(7,674)	(2,886)
Prepaid expenses and other assets	(2,744)	5,624
Accounts payable and accrued liabilities	(29,370)	(3,365)
Income taxes	23,922	3,388

Net cash provided by operating activities	144,705	167,350

Investing activities:
Purchases of property, plant and equipment	(24,147)	(20,532)
Payments of contingent consideration	(2,580)	(1,528)
Settlement of net investment hedges	(797)	(5,542)
Acquisition of business, net of cash acquired	(37,649)	(7,970)
Divestiture of business, net of cash retained in business	856	12,980
Other	(287)	(39)

Net cash used in investing activities	(64,604)	(22,631)

Financing activities:
Payment of dividends	(38,899)	(38,064)
Proceeds from issuance of common stock	3,864	8,193
Purchase of treasury stock	(49,933)	—
Principal payments on debt	(62,687)	(61,264)
Debt issuance costs	(961)	—
Income tax benefit from the exercise of stock options and deferred compensation distribution, and other	792	(439)

Net cash used in financing activities	(147,824)	(91,574)

Effect of exchange rate changes on cash	(16,348)	21,986

Net (decrease) increase in cash and cash equivalents	(84,071)	75,131
Cash and cash equivalents, beginning of period	389,971	314,840

Cash and cash equivalents, end of period	$305,900	$389,971

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$19,194	$21,298
Income taxes, net of refunds	35,292	35,851
Acquisitions:
Fair value of assets acquired, net of cash	$23,792	$4,624
Liabilities assumed	(8,987)	(1,446)
Goodwill	22,844	4,792

Net cash paid for acquisitions	$37,649	$7,970

Information by regional segment for the three and twelve months ended July 31, 2012 and 2011 is as follows:

(in thousands)	Americas	EMEA	Asia- Pacific	Total Region	Corporate and Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
July 31, 2012	$147,028	$98,270	$77,250	$322,548	—	$322,548
July 31, 2011	$146,212	$102,970	$93,922	$343,104	—	$343,104
July 31, 2010	$148,929	$91,020	$82,945	$322,894	—	$322,894

Twelve months ended:
July 31, 2012	$589,925	$389,156	$345,188	$1,324,269	—	$1,324,269
July 31, 2011	$577,428	$404,955	$357,214	$1,339,597	—	$1,339,597
July 31, 2010	$551,185	$380,121	$327,790	$1,259,096	—	$1,259,096

SALES INFORMATION
Three months ended July 31, 2012:
Base	3.0%	0.6%	-14.6%	-2.6%	—	-2.6%
Currency	-2.4%	-10.7%	-3.2%	-5.0%	—	-5.0%
Acquisitions/Divestitures	0.0%	5.5%	0.0%	1.6%	—	1.6%

Total	0.6%	-4.6%	-17.8%	-6.0%	—	-6.0%

Twelve months ended July 31, 2012:
Base	3.4%	-1.3%	-5.3%	-0.4%	—	-0.4%
Currency	-0.9%	-3.5%	1.4%	-1.0%	—	-1.0%
Acquisitions/Divestitures	-0.3%	0.9%	0.5%	0.3%	—	0.3%

Total	2.2%	-3.9%	-3.4%	-1.1%	—	-1.1%

SEGMENT PROFIT
Three months ended:
July 31, 2012	$37,743	$27,211	$4,069	$69,023	($1,318)	$67,705
July 31, 2011	$36,850	$29,882	$11,775	$78,507	($3,655)	$74,852
Percentage change	2.4%	-8.9%	-65.4%	-12.1%		-9.5%

Twelve months ended:
July 31, 2012	$155,657	$105,643	$31,704	$293,004	($7,328)	$285,676
July 31, 2011	$145,516	$112,047	$50,105	$307,668	($15,742)	$291,926
Percentage change	7.0%	-5.7%	-36.7%	-4.8%		-2.1%

NET INCOME RECONCILIATION (in thousands)

	Three months ended:		Twelve months ended:
	July 31, 2012	July 31, 2011	July 31, 2012	July 31, 2011
Total profit for reportable segments	$69,023	$78,507	$293,004	$307,668
Corporate and eliminations	(1,318)	(3,655)	(7,328)	(15,742)
Unallocated amounts:
Administrative costs	(32,122)	(30,012)	(118,120)	(120,546)
Restructuring charges	(8,670)	(2,202)	(12,110)	(9,188)
Impairment charge	—	—	(115,688)	—
Investment and other income	362	1,098	2,082	3,990
Interest expense	(4,375)	(5,484)	(19,090)	(22,124)

Income before income taxes	22,900	38,252	22,750	144,058
Income taxes	(11,241)	(8,669)	(40,661)	(35,406)

Net income (loss)	$11,659	$29,583	$(17,911)	$108,652

NON-GAAP MEASURES

(Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

EBITDA:

Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes, depreciation and amortization and non-cash impairment charges. EBITDA is not a calculation based on generally accepted accounting principles (“GAAP”). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

	Fiscal 2012
	Q1	Q2	Q3	Q4	Total
EBITDA:
Net income (loss)	$32,732	$(89,954)	$27,652	$11,659	$(17,911)
Interest expense	5,047	4,933	4,735	4,375	19,090
Income taxes	11,109	8,635	9,676	11,241	40,661
Depreciation and amortization	11,241	10,935	10,745	11,066	43,987
Impairment charge	—	115,688	—	—	115,688

EBITDA (non-GAAP measure)	$60,129	$50,237	$52,808	$38,341	$201,515

	Fiscal 2011
	Q1	Q2	Q3	Q4	Total
EBITDA:
Net income	$26,281	$24,199	$28,589	$29,583	$108,652
Interest expense	5,687	5,850	5,103	5,484	22,124
Income taxes	9,925	8,205	8,607	8,669	35,406
Depreciation and amortization	12,594	12,908	12,020	11,305	48,827

EBITDA (non-GAAP measure)	$54,487	$51,162	$54,319	$55,041	$215,009

Diluted Earnings Per Share Excluding Impairment, Restructuring, & Non-Routine Tax Charge:

This is a measure of the Company’s diluted net earnings per share excluding the current year Asia non-cash goodwill impairment charge, current and prior year restructuring charges, and current year non-routine non-cash tax charges related to an internal reorganization. We do not view these items to be part of our sustainable results. We believe this earnings per share measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth. The table below provides a reconciliation of diluted net earnings per share to diluted earnings per share excluding the impairment charge, restructuring charges, and non-routine tax charge:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2012	2011	2012	2011
Diluted Earnings (Loss) per Share	$0.22	$0.55	$(0.34)	$2.04
Non-Cash Goodwill Impairment	—	—	2.19	—
Restructuring Charges	0.14	0.03	0.18	0.12
Non-Routine, Non-Cash Tax Charge	0.11	—	0.11	—

Diluted Earnings per Share Excluding Impairment, Restructuring Charges, & Non-Routine Tax Charge	$0.47	$0.58	$2.14	$2.16

All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction. Diluted loss per share and all reconciling items for the twelve months ended July 31, 2012, are presented using total diluted shares of 52,821 for the period.

Net Income Excluding Impairment, Restructuring, & Non-Routine Tax Charge:

This is a measure of the Company’s net income excluding the current year Asia non-cash goodwill impairment charge, current and prior year restructuring charges, and current year non-routine non-cash tax charges related to an internal reorganization. We do not view these items to be part of our sustainable results. We believe this net income measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year net income growth. The table below provides a reconciliation of net income to net income excluding the impairment charge, restructuring charges, and non-routine tax charge:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2012	2011	2012	2011
Net Income (Loss)	$11,659	$29,583	$(17,911)	$108,652
Non-Cash Goodwill Impairment	—	—	115,688	—
Restructuring Charges	7,109	1,563	9,567	6,523
Non-Routine, Non-Cash Tax Charge	5,616	—	5,616	—

Net Income Excluding Impairment, Restructuring Charges, & Non-Routine Tax Charge	$24,384	$31,146	$112,960	$115,175

All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.